UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	RFL	New York Stock Exchange

Item 8.01 Other Events.

On June 1, 2023, Rafael Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Cyclo Therapeutics, Inc., a Nevada corporation (“Cyclo”). Pursuant to the Purchase Agreement, the Company will purchase 4,000,000 shares of common stock (the “Shares”), and a warrant to purchase an additional 4,000,000 Shares (the “Warrant”), for an aggregate purchase price of $5,000,000. The Warrant has an exercise price of $1.25 per share, and the Warrant will be exercisable for a period of seven years following the date of issuance of the Warrant. The obligations of the Company and Cyclo to consummate the closing of the Purchase Agreement are subject to, among other standard closing conditions, Cyclo obtaining the approval of its stockholders to the consummation of the transactions contemplated by the Purchase Agreement in accordance with Listing Rule 5635 of The Nasdaq Stock Market, Inc.

Pursuant to the Purchase Agreement, the Registration Rights Agreement between the Company and Cyclo, dated May 2, 2023, has been amended to require Cyclo to file a registration statement with the Securities and Exchange Commission to register the resale of the Shares and shares of common stock underlying the Warrants, upon the request of the Company, and (ii) Cyclo agreed to appoint a designee of the Company (in addition to William Conkling, the Company’s Chief Executive Officer), to Cyclo’s Board of Directors, and to nominate such designee to serve as a director of Cyclo in connection with Cyclo’s solicitation of proxies for Cyclo’s next Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ William Conkling
	Name:	William Conkling
	Title:	Chief Executive Officer

Dated: June 5, 2023

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